Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact	Evan Goad
TransUnion
E-mail	investor.relations@transunion.com
Telephone	312 985 2860

TransUnion Holding Company, Inc. Announces Exchange Offer

for 8.125%/8.875% Senior PIK Toggle Notes due 2018

CHICAGO – July 18, 2013 – TransUnion Holding Company, Inc., a global leader in credit and information management services, announced today that it has commenced an exchange offer for its outstanding unregistered 8.125%/8.875% Senior PIK Toggle Notes due 2018, Series A. These notes were originally issued on November 1, 2012, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, in an aggregate principal amount of $400 million. Holders of these notes may exchange them for an equal principal amount of a new issue of 8.125%/8.875% Senior PIK Toggle Notes due 2018, Series B pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission. Terms of the new notes are substantially identical to those of the original notes, except that the transfer restrictions and registration rights relating to the original notes do not apply to the new notes.

The exchange offer will expire at 5:00 p.m., New York City time, on August 15, 2013, unless extended. Tenders of the original notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.

Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, can be obtained from the exchange agent, Wells Fargo Bank, National Association, MAC—N9303-121, Corporate Trust Operations, P.O. Box 1517, Minneapolis, MN 55480-1517, telephone (800) 344-5128.

This news release is for informational purposes only, and is not an offer to buy or the solicitation of an offer to sell any security. The exchange offer is being made only pursuant to the exchange offer documents, including the prospectus and letter of transmittal that are being distributed to the holders of the original notes and have been filed with the Securities and Exchange Commission.

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About TransUnion

As a global leader in information and risk management, TransUnion Holding Company, Inc. and its consolidated subsidiaries (“TransUnion”) create advantages for millions of people around the world by gathering, analyzing and delivering information. For businesses, TransUnion helps improve efficiency, manage risk, reduce costs and increase revenue by delivering comprehensive, high quality data, and integrating advanced analytics and decision-making capabilities. For consumers, TransUnion provides the tools, resources and education to help manage their credit health and achieve their financial goals. Through these and other efforts, TransUnion is working to build stronger economies worldwide. Founded in 1968 and headquartered in Chicago, TransUnion reaches businesses and consumers in 33 countries around the world.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will,” and other similar expressions.

We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to make acquisitions and integrate the operations of other businesses; our ability to timely develop new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to manage expansion of our business into international markets; economic and political stability in international markets where we operate; our ability to effectively manage our costs; our ability to provide competitive services and prices; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; fluctuations in exchange rates; changes in federal, state, local and foreign tax laws; our ability to protect our intellectual property; our ability to retain or renew existing agreements with long-term customers; our ability to access the capital markets; further consolidation in our end customer markets; and reliance on key management personnel. Additional factors that may materially affect such forward-looking statements are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Registration Statement on Form S-4. Many of these factors are beyond our control.

The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. For further information or other factors which could affect our financial results and such forward-looking statements, see the section titled “Risk Factors” in our Registration Statement on Form S-4.

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